ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

040101

Filed in the office of	Document Number 20100286928-88
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/28/2010 4:00 PM
	Entity Number E0202272010-1

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	SUJA MINERALS, CORP.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: Name ☒ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below) ASPEN ASSET MANAGEMENT Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 6623 Las Vegas Blvd. South Suite 255 (Street Address), Las Vegas (City), Nevada 89119 (Zip Code) Mailing Address (if different from street address), City, Nevada, Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 75,000,000 — Par value per share: $ 0.001 — Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Matt Reams (Name) 10300 W Charleston (Street Address), Las Vegas (City), NV (State), 89135 (Zip Code) 2) David McNay (Name) Suite#7-319 West Bay Roas (Street Address), Grand Cayman (City), (State), KY11201 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Alan Shinderman (Name) — X [signature] Incorporator Signature 6623 Las Vegas Blvd. South Suite 255 (Address), Las Vegas (City), NV (State), 89119 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — 4-28-2010 Date

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

090401

Filed in the office of	Document Number 20100378169-47
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/27/2010 2:30 PM
	Entity Number E0202272010-1

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

SUJA MINERALS, CORP

2. Description of the original document for which correction is being made:

ARTICLES OF INCORPORATION

3. Filing date of the original document for which correction is being made: 4/28/2010

4. Description of the inaccuracy or defect.

NAME & ADDRESS OF BOARD OF DIRECTORS/TRUSTEES:
SHOULD BE: MATT REAMS & JOSEPH C CALPITO SR.
DELETING: DAVID MCNAY

5. Correction of the inaccuracy or defect.

DIRECTORS SHOULD BE:

MATT REAMS-10300 W. CHARLESTON 13-56, LAS VEGAS, NV 89135

JOSEPH C CALPITO SR.- 16-A-1 CITY CAMP PROPER, BAGUIO CITY, PHILIPPINES

6. Signature:

X [signature]

Authorized Signature

Title * INCORPORATOR/AGENT

Date 05/12/2010

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members: a limited partnership or limited-liability limited partnership, by a general partner: a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.